                                                                   EXHIBIT 10.18


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is dated this 10th day of February, 2000 and will be effective as of November 2, 1998 (the "EFFECTIVE DATE"), by and between VELOCOM INC., a Delaware corporation, with offices at 6400 South Fiddlers Green Circle, Suite 710, Englewood, Colorado 80111 (the "COMPANY"), and Greg Sadler, residing at 6123 South Moline Way, Englewood, Colorado 80111 ("EXECUTIVE").

                                    RECITALS

         WHEREAS, the Company desires to acquire the services of Executive and Executive desires to be employed by the Company upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of these promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE 1

                         POSITION AND TERM OF EMPLOYMENT

         1.1 POSITION. The Company hereby employs Executive as its VP Finance, and Executive hereby accepts employment with the Company, all in accordance with the terms and conditions hereof.

         1.2 TERM. The term of Executive's employment under this Agreement shall commence as of November 2, 1998, and shall continue unless terminated by the Company or Executive as hereinafter provided.

         1.3 DUTIES. During the term of this Agreement Executive shall devote his/her full professional time and attention to the performance of his/her duties under this Agreement, and shall, at all times, perform his/her obligations under this Agreement to the best of his/her ability.

                                    ARTICLE 2

                                  COMPENSATION

         2.1 SALARY. The Company shall pay Executive a base salary of not less than $150,000 per year, payable semi-monthly in accordance with the Company's regular payroll practices. Executive's base salary shall be reviewed annually by the Company and may be adjusted by the Company's Board of Directors from time to time.

         2.2 OPTIONS. As part of Executive's compensation, the Company shall grant to Executive an option to acquire shares of the Company's common stock, pursuant to the terms of the VeloCom Inc. Amended and Restated 1998 Stock Option Plan, as amended from time to time (the "OPTION PLAN"), the Nonqualified Stock Option Agreement for Executives, the Incentive Stock Option Agreement, the Employee Stock Agreement and the [EARLY EXERCISE STOCK REPURCHASE AGREEMENT](1) (collectively, the "OPTION AGREEMENTS"). The options shall vest in accordance with the terms of the Option Plan, unless vesting is accelerated in accordance with the terms of the Option Plan and the applicable Option Agreements. The complete terms with respect to such options are more particularly described in the Option Plan and Option Agreements.

         2.3 HEALTH BENEFITS. The Company will provide a comprehensive medical, dental and vision ("health") plan and Executive shall be entitled to coverage under such health plan for himself/herself and his/her dependents at the Company's expense, and in amounts and on terms no less favorable than provided for any other officer of the Company. From the date of Executive's employment with the Company through the date of coverage of Executive and his/her dependents by the health plan adopted by the Company, the Company shall pay Executive's COBRA premiums for health care coverage for himself/herself and his/her dependents.

         2.4 VACATION. Executive shall receive paid vacation in accordance with the Company's vacation policy applicable to officers.

         2.5 REIMBURSEMENT OF EXPENSES. The Company shall promptly reimburse Executive for all reasonable and properly documented out-of-pocket expenses incurred in the performance of his/her duties hereunder in accordance with the Company's expense reimbursement policies in effect at the time the expenses are incurred.

         2.6 LIABILITY INSURANCE. The Company agrees to include Executive under any directors and officers liability insurance policy that the Company's Board of Directors, in its discretion, determines that the Company should obtain.

         2.7 LIFE INSURANCE. The Company agrees to provide, at its own expense, a group term life insurance policy for Executive with a minimum death benefit of two times Executive's annual salary in effect at the time of death, payable to the beneficiary of Executive's choice.

         2.8 DISABILITY INSURANCE. The Company will provide a group short and long term disability insurance plan. Executive shall be entitled to coverage under such plan for himself/herself at the Company's expense, and in amounts and on terms no less favorable than provided for any other officer of the Company.

         2.9 OTHER BENEFITS. Executive shall be entitled to and shall receive all other benefits and conditions of employment available generally to officers of the Company pursuant to the Company policies, plans and programs.



--------
(1) For selected executives


                                       2.

                                    ARTICLE 3

                              DEATH AND DISABILITY

         3.1 DEATH. If Executive dies during the period of his/her employment with the Company, the Company's obligations hereunder shall terminate immediately, and Executive's estate or legal representative shall be entitled only to the following:

                  (a) payment of Executive's accrued salary through the date of death and any other benefits or amounts due under this Agreement;

                  (b) payment of any accrued bonus earned by Executive as of the date of Executive's death; and

                  (c) any reimbursable expenses incurred through the date of Executive's death.

         3.2 DISABILITY. If Executive is unable to perform his/her duties as required under this Agreement by reason of mental or physical illness or incapacity, the Company agrees to continue all payments due hereunder, including salary, for a period of 90 days from the date of disability.

         3.3 CHANGE IN CONTROL.

                  (a) Right to terminate agreement.

                           (i) Notwithstanding anything herein to the contrary,
in the event that a Change in Control of the Company (as defined below) occurs, the Company shall have the right to terminate this Agreement by paying Executive 200% of Executive's annual salary, at the rate in effect at the time of termination; provided that the amount of the payment shall be reduced, if necessary, to an amount that does not create an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code.

                           (ii) Executive shall have the right to terminate this
Agreement by written notice to the Company and the Company shall immediately pay Executive 200% of Executive's annual salary, at the rate in effect immediately prior to the Change in Control, in the event that a Change in Control of the Company occurs; provided, that the amount of the payment shall be reduced, if necessary, to an amount that does not create an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code.

                  (b) Any amounts required to be paid by the Company pursuant to this Section 3.3 shall be paid within five days of Executive's date of termination (the "TERMINATION DATE").

                  (c) For purposes of this Agreement, "Change in Control" shall be deemed to have occurred:

                           (i) At such time as a third person, including a
"group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial


                                       3.

owner of shares of the Company having 50% or more of the total number of votes that may be cast for the election of Directors of the Company; or

                           (ii) On the effective date of and immediately prior
to: (i) the closing of any agreement for a merger or consolidation of the Company with another entity, provided that there shall be no change of control if the persons and entities who were the stockholders of the Company immediately before such merger or consolidation continue to own, directly or indirectly, shares of the corporation resulting from such merger or consolidation having more than 70% of the total number of votes that may be cast for the election of directors of such corporation, in substantially the same proportion as their ownership of the voting securities of the Company outstanding immediately before such merger or consolidation; or (ii) the closing of any sale, exchange or other disposition of all or substantially all of the Company's assets; or (iii) a dissolution or liquidation of the Company's assets; or

                           (iii) On the effective date of any sale, exchange or
other disposition of 50% or more in fair market value of the Company's assets, other than in the ordinary course of business, whether in a single transaction or a series of related transactions.

         In determining whether clause (i) of the preceding sentence has been satisfied, the third person owning shares must be someone other than a person or an Affiliate of a person that, as of October 1, 1998, was the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company. The Board of Directors' reasonable determination as to whether such an event has occurred shall be final and conclusive. For the purposes of this Agreement, "Affiliate" shall mean, with respect to any person or entity, a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

         For purposes of this Section 3.3(d), a "Change in Control" shall not be deemed to have occurred unless the price per share of capital stock of the Company to be received by the holders thereof in such "Change in Control" transaction is equal to or exceeds $12.00 per share (whether in cash or in kind).

                                    ARTICLE 4

                            TERMINATION AND SEVERANCE

         4.1 VOLUNTARY TERMINATION. Executive may terminate his/her employment with the Company under this Agreement upon sixty (60) days' notice to the Company. The Company's obligations hereunder shall cease at the end of the notice period. The Company may elect to shorten the notice period and accept Executive's resignation as of any date following receipt of Executive's notice of termination.

         4.2 TERMINATION FOR CAUSE. The Company may terminate Executive's employment under this Agreement for cause. If Executive is terminated for cause, then he shall receive no further benefits hereunder. A termination shall be deemed to be made "for cause" by the Board of Directors of the Company if such termination is on account of (a) Executive's material breach


                                       4.

of this Agreement, (b) fraud, misappropriation, embezzlement, or dishonesty in connection with the Executive's employment, (c) competition with the Company,
(d) unauthorized use of any trade secret or other confidential information of the Company, (e) willful misconduct or gross negligence in the discharge of Executive's duties or responsibilities, or (f) conviction of, or plea of nolo contendere to, a felony.

         4.3 TERMINATION WITHOUT CAUSE. The Board of Directors of the Company may terminate Executive's employment at any time without cause or for no reason. Any such termination will be effective on the date set forth in the Company's notice to Executive.

         4.4 SEVERANCE PAYMENTS. Subject to the provisions of Section 3.3 hereof, if Executive's employment (i) shall be terminated by the Board of Directors of the Company following a "Change in Control" for any reason other than "for cause", or (ii) if Executive voluntarily terminates employment following a change in position with the Company if the new position is not a comparable position to that described in Section 1.1, then the Company shall pay Executive a termination benefit as follows; provided Executive does not voluntarily accept the change in position and notifies the Company of his/her non-acceptance thereof:

                  (a) The Company shall pay Executive an amount equal to twenty four (24) months of Executive's salary, at the rate in effect at the time of termination. The severance payments shall be paid in twenty four (24) equal monthly installments payable on or before the first day of each calendar month following the Termination Date and shall be paid regardless of whether Executive is able to secure alternative employment. In the event Executive should die before payment of all of the installments due hereunder, the remaining installments shall be paid to Executive's designated beneficiary, if any, and otherwise to Executive's estate. Executive's Beneficiary Designation is attached hereto as Exhibit A.

                  (b) The Company shall continue to provide, or shall reimburse Executive for the cost of maintaining, for a period of twelve (12) months from the Termination Date, health, disability and life insurance coverage to Executive, and his/her dependents, if applicable, at the same levels of coverage as in effect immediately prior to such date. Such benefits will be provided under COBRA or through an individual conversion policy, as appropriate. The foregoing obligations will terminate at such time as Executive becomes covered under comparable insurance plans of a new employer.

                  (c) Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment except as provided herein.

                  (d) The severance pay and benefits provided in this Agreement shall be in lieu of any other severance pay to which Executive may be entitled under any Company severance plan, program or arrangement.

                  (e) As a condition of and prior to receiving any severance pay and benefits hereunder, Executive shall be required to sign a General Release in the form attached as Exhibit C.


                                       5.

                                    ARTICLE 5

                             COVENANTS OF EXECUTIVE

         5.1 CONFIDENTIAL INFORMATION. Executive covenants and agrees that he will not at any time during or after the termination of his/her employment, whether under this Agreement, or otherwise, reveal, divulge or make known to any person any confidential or proprietary information ("Confidential Information") whatsoever made known to Executive by reason of his/her employment by the Company. In the event of a breach or threatened breach by Executive of the provisions of this Section 5.1, the Company shall be entitled, in addition to any remedy hereunder or under any applicable law, to an injunction restraining Executive from disclosing or using, in whole or in part, any Confidential Information. The covenants contained in this Section 5.1 shall survive the termination or expiration of this Agreement for a period of two (2) years.

         5.2 NON-COMPETITION.

                  (a) In the event that Executive terminates this Agreement or is terminated pursuant to Section 3.3(a) and receives the payments due to Executive hereunder, Executive agrees that he will not at any time during the twenty four (24) month period following such termination, directly engage in any activities on behalf of, or have an equity interest greater than five percent (5%) in, any Conflicting Organization (solely as an employee, officer, director or consultant) that engages in, any activity involving the design, development, sale or marketing of a Conflicting Service, as long as the Company is carrying on the business of designing, developing, selling or marketing such Conflicting Service. This prohibition shall not apply to ownership of five percent (5%) or less of the equity securities of any entity whose securities are publicly traded. This Section 5.2 shall not prohibit Executive from working for an organization, or a business unit of an organization which is a Conflicting Organization; provided that Executive is not employed by, responsible for, or in any way involved with, an organization or a business unit of an organization which provides a Conflicting Service.

                  (b) For purposes of this section 5.2:

                           (i) "CONFLICTING ORGANIZATION" means any entity who
                  or which is engaged in the design, development, marketing or selling of, a Conflicting Service.

                           (ii) "CONFLICTING SERVICE" means the provision of
                  voice and data services in countries in Latin America served or contemplated to be served by the Company at the time of the termination of this Agreement pursuant to Section 3.3 (a).


                                       6.

         5.3 NON-SOLICITATION OF EMPLOYEES. Executive shall not, during the period in which Executive is employed by the Company and, for the twelve (12) month period immediately following the last day of Executive's employment by the Company, directly or indirectly, solicit for employment, any personnel of the Company.

         5.4 RETURN OF COMPANY PROPERTY. Upon termination of this Agreement, Executive shall promptly deliver to the Company all confidential information in his/her possession and shall not take or retain any such information or any copies of such information in any form. Further, upon termination of this Agreement, Executive shall promptly return all the Company property in his/her possession, custody, or control.

                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1 ARBITRATION. To ensure rapid and economical resolution of any and all disputes directly or indirectly arising out of or in any way connected with Executive's employment with the Company or the termination of that employment (collectively, the "ARBITRABLE CLAIMS"), the Company and Executive each agree that any and all such disputes, whether of law or fact of any nature whatsoever, shall be resolved by final and binding arbitration under the procedures set forth in Exhibit B to this Agreement and the then existing American Arbitration Association ("AAA") arbitration procedures (except insofar as they are inconsistent with the procedures set forth in Exhibit B). The Arbitrable Claims shall include, but not be limited to: any and all such claims related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance benefits, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing. Executive and the Company acknowledge and agree that any and all rights they may otherwise have to resolve such Arbitrable Claims by jury trial, by a court, or in any forum other than the AAA, are hereby expressly waived.

         6.2 DISPUTES. In the event that the Company and Executive have a dispute as to their respective rights and obligations hereunder, which leads to the filing of a legal action, the party who loses such legal action shall reimburse reasonable counsel fees incurred by the prevailing party in connection with such legal action.

         6.3 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives. This Agreement may not be assigned by Executive.

         6.4 NOTICES. All notices and other communications which are required or permitted hereunder shall be in writing and shall be sufficient if mailed by registered or certified mail,


                                       7.

postage prepaid to the address specified herein or such other address as any party hereto shall have specified by notice in writing to the other party hereto. All such notices and communications shall be deemed to have been received on the date of delivery thereof or the fifth (5th) business day after the mailing thereof, whichever is the earlier.

         6.5 ENTIRE AGREEMENT. This Agreement, together with the Option Plan and the Option Agreements, contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

         6.6 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement or any such modification or amendment is sought. Either party hereto may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         6.7 SECTION HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to control or affect the meaning or construction of any provision of this Agreement.

         6.8 SEVERABILITY. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, this Agreement shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

         6.9 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without regard to its principles regarding conflicts of law.

         6.10 COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement may be delivered by facsimile.


                                       8.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

COMPANY:                             VELOCOM INC.

                                     By:
                                           -------------------------------------
                                     Its:
                                           -------------------------------------


EXECUTIVE:                           GREG SADLER

                                     -------------------------------------------


                                       9.

                                    EXHIBIT A

                 TO EMPLOYMENT AGREEMENT BENEFICIARY DESIGNATION



Executive's Name: Greg Sadler                         Soc. Sec. No.: ###-##-####

         I hereby designate the following person(s) as my beneficiary(ies) for all benefits payable in the event of my death pursuant to the Employment Agreement between the Company and myself. (Give the full name, relationship, birth date, address and percentage each beneficiary is to receive.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         I hereby revoke all Beneficiary Designations, if any, signed before the date shown below. I reserve the right to change or revoke this Beneficiary Designation at any time by submitting a new Beneficiary Designation. I understand that to be effective, any new Beneficiary Designation must be on file with the Company as of the date of my death.

Dated this 2nd day of November, 1998.


                                                  ------------------------------
                                                  Executive Signature


                                      A-1.

                                    EXHIBIT B

                              ARBITRATION PROCEDURE

         1. The Parties agree that any dispute that arises in connection with this Agreement or the termination of this Agreement shall be resolved by binding arbitration in the manner described below.

         2. A Party intending to seek resolution of any dispute under the Agreement by arbitration shall provide a written demand for arbitration to the other Party, which demand shall contain a brief statement of the issues to be resolved.

         3. The arbitration shall be conducted by the American Arbitration Association ("AAA"). At the request of either Party, subject to paragraph 10 below regarding judicial enforcement of the decree or judgment of an award rendered by the arbitrator, arbitration proceedings will be conducted in the utmost secrecy and, in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrator(s) in secrecy under seal, available for inspection only by the Parties to the arbitration, their respective attorneys, and their respective expert consultants or witnesses who shall agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy, and make no use of such information except for the purposes of the arbitration, unless compelled by legal process.

         4. The arbitrator(s) is required to disclose any circumstances that might preclude the arbitrator from rendering an objective and impartial determination.

         5. The Party demanding arbitration shall promptly request that AAA conduct a scheduling conference within thirty (30) days of the date of that Party's written demand for arbitration or on the first available date thereafter on the arbitrator's calendar. The arbitration hearing shall be held within sixty
(60) days after the scheduling conference or on the first available date thereafter on the arbitrator's calendar. Nothing in this paragraph shall prevent a Party from at any time seeking temporary equitable relief, from AAA or any court of competent jurisdiction, to prevent irreparable harm pending the resolution of the arbitration.

         6. Discovery shall be conducted as follows: (a) prior to the arbitration any Party may make a written demand for lists of the witnesses to be called and the documents to be introduced at the hearing; (b) the lists must be served within fifteen days of the date of receipt of the demand, or one day prior to the arbitration, whichever is earlier; and (c) each Party may take no more than two depositions (pursuant to the procedures of Colorado law) with a maximum of five hours of examination time per deposition, and no other form of pre-arbitration discovery shall be permitted.

         7. It is the intent of the Parties that the Federal Arbitration Act ("FAA") shall apply to the enforcement of this provision unless it is held inapplicable by a court with jurisdiction over the dispute, in which event Colorado law with regard to arbitration shall apply.


                                      B-1.

         8. The arbitrator(s) shall apply Colorado law, and shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, or replevin of the Company's property. The arbitrator(s) shall also be able to award actual, general or consequential damages, but shall not award any other form of damage (e.g., punitive damages).

         9. Each Party shall pay one-half of the arbitrator's fees and expenses, in addition to other expenses of the arbitration approved by the arbitrator, pending the resolution of the arbitration. The losing Party shall pay the prevailing Party's attorneys' fees, while each Party will be responsible for its own witness fees and other expenses incurred for its own benefit. The arbitrator(s) shall have authority to award the payment of such witness fees and other expenses to the prevailing Party, as appropriate in the discretion of the arbitrator. The cost of the arbitration shall be borne equally by the Parties.

         10. The arbitrator(s) shall render a written award setting forth the reasons for the arbitration decision. The decree or judgment of an award rendered by the arbitrator may be entered and enforced in any court having jurisdiction over the Parties. The award of the arbitrator(s) shall be final and binding upon the Parties without appeal or review except as permitted by the FAA, or if the FAA is not applicable, as permitted by Colorado law.

         11. The Parties agree that the arbitration procedures set forth in this Exhibit B shall be superseded and replaced by any change the Company makes to its arbitration procedures that are generally applicable to its Executives, provided that any such change is no more restrictive on the Executive than the procedures set forth herein.


                                      B-2.

                                    EXHIBIT C

                                 GENERAL RELEASE

         Executive understands and agrees completely to the terms set forth in the foregoing agreement.

         In granting the release herein, Executive acknowledges that he understands that he is waiving the benefit of any provision of law in any jurisdiction to the effect that a general release does not extend to claims which the person executing the release does not know or suspect to exist in his/her favor at the time of executing the release, which if known by such person must have materially affected his/her or her settlement with the debtor. The Executive hereby expressly waives and relinquishes all rights and benefits under any such law or legal principle effect in any jurisdiction with respect to the release of unknown and unsuspected claims granted in this Agreement.

         Except as otherwise set forth in this Agreement, Executive hereby releases, acquits and forever discharges the Company, its parents and subsidiaries, and its and their respective officers, directors, agents, servants, Executives, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification Executive may have as a result of any third party action against him/her based on his/her employment with the Company), arising out of or conduct involving or related to his/her employment by the Company at any time prior to the date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with Executive's employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Executive Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; tort law; contract law; wrongful discharge; harassment; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify Executive pursuant to any indemnification agreement right to statutory indemnification, rights under the Company's Certificate of Incorporation or bylaws, nor shall it affect Executive's rights to receive future compensation and benefits under the express terms of the Employment Agreement, nor shall it affect Executive's rights or obligations under the agreements listed on Exhibit C-1.


                                      C-1.

         Executive acknowledges that Executive is knowingly and voluntarily waiving and releasing any rights Executive may have under ADEA. Executive also acknowledges that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing, as required by the ADEA, that: (A) his/her waiver and release does not apply to any rights or claims that may arise on or after the date Executive executes this Agreement; (B) Executive has the right to consult with an attorney prior to executing this Agreement; (C) Executive has twenty-one (21) days to consider this Agreement (although Executive may choose to voluntarily execute this Agreement earlier); (D) Executive has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (E) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by Executive, provided that the Company has also executed this Agreement by that date (the "Effective Date").

VELOCOM INC.                                 GREG SADLER


By:
       ---------------------------           -----------------------------------
Title:
       ---------------------------
Date:                                        Date:
       ---------------------------                  ----------------------------


                                      C-2.

                                   EXHIBIT C-1



Incentive Stock Option Agreement dated ___________, 1999

Non-Qualified Stock Option Agreement dated ___________, 1999

Employment Agreement dated ___________, 1999 and all Exhibits thereto



                                      C-3.